Exhibit 10.5

                            SECOND SUPPLEMENT TO THE
                             KERR-McGEE CORPORATION
                            BENEFITS RESTORATION PLAN
                  AS AMENDED AND RESTATED EFFECTIVE MAY 1, 1999
           -----------------------------------------------------------
           (As it applies to Participants who were Participants in the
               Kemira, Inc. Supplemental Executive Retirement Plan
                            As of December 31, 2000)


(A)  Applicability of Second Supplement
     ----------------------------------


     (1) This Second Supplement to the Kerr-McGee Corporation Benefits Restoration Plan (the "Second Supplement") forms a part of the Kerr-McGee Corporation Benefits Restoration Plan as in effect on and after May 1, 1999 ("Plan"). The provisions of this Second Supplement shall apply only to those Participants in the Plan who were Participants in the Kemira, Inc. Supplemental Executive Retirement Plan ("Kemira Plan") as of December 31, 2000 ("Former Kemira Participants") who became Participants in the Plan effective January 1, 2001 (hereinafter referred to as "Second Supplement Participants").


     (2) There shall be no duplication of benefits provided under the Plan and this Second Supplement, and the actuarially equivalent benefits payable under one shall be inclusive of the actuarially equivalent benefits payable under the other unless specifically provided otherwise in the provisions of the Plan or this Second Supplement.

     (3) All terms used in this Second Supplement shall have the meanings assigned to them in the provisions of the Plan, unless a different meaning is plainly required by the context.


(B)  Merger of Kemira Plan into the Plan Effective January 1, 2001
     -------------------------------------------------------------

     (1) The Kemira Plan had previously been sponsored by Kemira Pigments, Inc. ("Kemira"). Kemira was acquired by the Company effective April 6, 2000 (the "Acquisition"). Due to the Acquisition, the Company assumed the Kemira Plan and obligations thereunder including those to the Former Kemira Participants.

     (2) The Company believes that it would be in the best interest of the Kemira Plan, the Plan and the Participants therein that the Kemira Plan be merged and continued in the Plan effective January 1, 2001.

     (3) The effective date of the merger of the Kemira Plan into the Plan shall be January 1, 2001.

     (4) The following and only the following are Former Kemira Participants who became Participants in the Plan as Second Supplement Participants effective January 1, 2001:


                    Graham Harcourt              Robert Scanlon
                    Jeffery Hyde                 Charles Weede
                    Risto Ojala                  Evans Wright
                    George Roberts

     (5) Upon merger of the Kemira Plan into the Plan effective January 1, 2001, there shall be no further benefit accruals pursuant to the terms of the Kemira Plan, and benefits for all Second Supplement Participants shall accrue thereafter in accordance with the terms of the Plan. Following the merger, all benefits earned under the Kemira Plan prior to January 1, 2001, and benefits earned pursuant to the Plan from and after such date will be paid in accordance with the terms of the Plan and this Second Supplement.


(C)  Benefits Applicable to Second Supplement Participants
     -----------------------------------------------------

     (1) The term "Defined Benefit Plan" as applicable for a Second Supplement Participant means the Kerr-McGee Corporation Retirement Plan or its successor plan or, prior to January 1, 2001, the Kemira Pigments, Inc. Employees Retirement Plan.

     (2) Effective January 1, 2001, the Restored Defined Benefit Plan Benefit under the Plan applicable to a Second Supplement Participant shall be the amount by which the benefit payable to a Participant from the Defined Benefit Plan is limited by (a) the exclusion of bonuses from the definition of compensation counted for benefits under the Kemira Pigments, Inc. Employees Retirement Plan and (b) benefit and compensation limitations under the Code and any subsequent modifications thereto.

     (3) The Restored Defined Benefit Plan Benefit under the Plan accrued by a Second Supplement Participant on or before December 31, 2000, will be paid at the same time as the benefits under the Defined Benefit Plan and in the form of a lump sum regardless of the form of payment of the benefit under the Defined Benefit Plan. The amount of such lump sum will be determined as the actuarial equivalent of such Restored Defined Benefit Plan Benefit. Such actuarial equivalency will be determined in the same manner as and on the same basis as the actuarial assumptions provided in the Defined Benefit Plan. The provisions of Section 6.1 of the Plan are not applicable to the accrued Restored Defined Benefit Plan Benefit of a Second Supplement Participant as of December 31, 2000 (hereinafter referred to as the "Kemira Plan Restored Benefit").

     (4) Effective January 1, 2001, that portion, if any, of the Restored Defined Benefit Plan Benefit under the Plan payable to a Second Supplement Participant that is in excess of the Participant's Kemira Plan Restored Benefit will be payable in accordance with Section 6.1 of the Plan.

     (5) The Restored Defined Benefit Plan Benefit for Risto Ojala will be determined as if he were a participant in the Kemira Pigments, Inc. Employees Retirement Plan and accrued a vested retirement benefit under the plan for his period of service with Kemira Pigments, Inc.


(D)  Right to Amend or Terminate Second Supplement
     ---------------------------------------------

     The provisions of Section 8.1 of the Plan with respect to amendment and termination thereof shall apply with equal force to this Second Supplement.


     IN WITNESS WHEREOF, Kerr-McGee Corporation has, on its behalf and on behalf of its participating affiliates, caused this Second Supplement to be executed by its duly authorized officers on the 10th day of January, 2001, effective as of January 1, 2001.


ATTEST:                                   KERR-McGEE CORPORATION



/s/ Don Hager                             By:/s/ John M. Rauh
-----------------------------                -----------------------------------
Don Hager                                    John M. Rauh
Assistant Secretary                          Chairman of the Benefits Committee,
                                             Vice President and Treasurer